Exhibit 17(b)

LETTER OF TRANSMITTAL

Golub Capital Private Credit Fund

OFFER TO EXCHANGE

$500,000,000 AGGREGATE PRINCIPAL AMOUNT OF 5.450% NOTES DUE 2028

FOR

$500,000,000 AGGREGATE PRINCIPAL AMOUNT OF 5.450% NOTES DUE 2028

THAT HAVE BEEN REGISTERED UNDER

THE SECURITIES ACT OF 1933, AS AMENDED

THE EXCHANGE OFFER WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON                 , 2026,
UNLESS EXTENDED (SUCH TIME AND DATE, OR THE LATEST TIME AND DATE TO WHICH
THE EXCHANGE OFFER HAS BEEN EXTENDED, THE “EXPIRATION DATE”). TENDERS OF NOTES
MAY BE WITHDRAWN AT ANY TIME AT OR PRIOR TO THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer is:

U.S. Bank Trust Company, National Association

Corporate Actions

111 Fillmore Avenue

St. Paul, MN 55107-1402

Telephone: (800) 934-6802

Email: cts.specfinance@usbank.com

Facsimile: (651) 466-7367

The undersigned acknowledges that he or she has received the prospectus, dated                    , 2026 (the “Prospectus”), of Golub Capital Private Credit Fund, a Delaware statutory trust (the “Company”), and this Letter of Transmittal (the “Letter of Transmittal”), which together constitute the Company’s offer to exchange (the “Exchange Offer”) an aggregate principal amount of up to $500,000,000 of the Company’s outstanding 5.450% Notes due 2028 (the “Restricted Notes”) for an aggregate principal amount of up to $500,000,000 of the Company’s 5.450% Notes due 2028 (the “Exchange Notes”) that have been registered under the Securities Act of 1933, as amended (the “1933 Act”).

The terms of the Exchange Notes are substantially identical to the terms (including principal amount, interest rate and maturity) of the Restricted Notes except that the Exchange Notes have been registered under the 1933 Act and, therefore, are freely transferable. For each Restricted Note accepted for exchange, the holder of such Restricted Note will receive an Exchange Note having a principal amount equal to that of the surrendered Restricted Note.

Capitalized terms used herein but not defined herein shall have the same meanings given to them in the Prospectus. The Exchange Offer is subject to all of the terms and conditions set forth in the Prospectus. In the event of any conflict between the Letter of Transmittal and the Prospectus, the Prospectus shall govern.

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The Company reserves the right to extend the Exchange Offer at its discretion, in which case the term “Expiration Date” shall mean the latest time and date to which the Exchange Offer is extended. If the Company extends the Exchange Offer, it will give oral (any such oral notice to be promptly confirmed in writing) or written notice of the extension to the Exchange Agent and give each registered holder of Restricted Notes notice by means of a press release or other public announcement of any extension prior to 9:00 a.m., New York City time, on the next business day after the scheduled expiration date.

The Restricted Notes are represented by global securities in fully registered form without coupons. Beneficial interest in the Restricted Notes are held by direct or indirect participants in The Depository Trust Company (“DTC”) through certificateless depository interests and are shown on, and transfers of the Restricted Notes can be made only through, records maintained in book-entry form by DTC with respect to its participants. Accordingly, tenders of Restricted Notes in the Exchange Offer may only be made using the Automated Tender Offer Program (“ATOP”) of DTC pursuant to the procedures set forth in the Prospectus under the caption “The Exchange Offer – Procedures For Tendering Restricted Notes.” If you wish to exchange your Restricted Notes for Exchange Notes pursuant to Exchange Offer, you must transmit to the Exchange Agent, prior to the expiration of the Exchange Offer, a computer-generated message transmitted through DTC’s ATOP system and received by the Exchange Agent and forming a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of this Letter of Transmittal.

By using the ATOP procedures to tender the Restricted Notes, you will not be required to deliver this Letter of Transmittal to the Exchange Agent. However, you will be bound by its terms, and you will be deemed to have made the acknowledgements and the representations and warranties set forth herein.

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL AND THE PROSPECTUS CAREFULLY. THE INSTRUCTIONS INCLUDED IN THIS LETTER OF TRANSMITTAL MUST BE FOLLOWED. QUESTIONS AND REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF THE PROSPECTUS AND THIS LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE EXCHANGE AGENT.

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PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Company the aggregate principal amount of Restricted Notes credited by the tendering holder to the Exchange Agent’s account at DTC using ATOP. Subject to, and effective upon, the acceptance for exchange of the Restricted Notes tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such Restricted Notes as are being tendered hereby.

The undersigned hereby represents that the undersigned has full power and authority to tender, sell, assign and transfer the Restricted Notes tendered hereby and that the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by the Company. The undersigned further represents that: (i) any Exchange Notes acquired by the undersigned pursuant to the Exchange Offer are being acquired in the ordinary course of the undersigned’s business, (ii) the undersigned is not engaging in and does not intend to engage in a distribution (within the meaning of the 1933 Act) of the Exchange Notes, (iii) the undersigned does not have an arrangement or understanding with any person or entity to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Notes, (iv) the undersigned is not an “affiliate” of the Company, as defined under Rule 405 under the 1933 Act, (v) the undersigned is not a broker-dealer tendering Restricted Notes acquired directly from the Company for its own account, and (vi) the undersigned is not acting on behalf of any person that could not truthfully make these representations.

If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Restricted Notes, where the Restricted Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, it acknowledges that it will comply with the prospectus delivery requirements of the 1933 Act in connection with any sale or other transfer of the Exchange Notes received in the Exchange Offer. However, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the 1933 Act.

The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned with respect to the tendered Restricted Notes, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to assign, transfer and deliver the Restricted Notes, or cause the Restricted Notes to be assigned, transferred and delivered to the Company, and to deliver all accompanying evidences of transfer and authenticity, and present such Restricted Notes for transfer on the books of the registrar for the Restricted Notes, and to receive all benefits and otherwise exercise all rights of beneficial ownership of the tendered Restricted Notes, all in accordance with the terms of the Exchange Offer.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Restricted Notes tendered hereby. All authority conferred or agreed to be conferred in this Letter of Transmittal and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, personal representatives, executors, administrators, trustees in bankruptcy and other legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender may be withdrawn only in accordance with the procedures set forth in “The Exchange Offer—Withdrawal Rights” section of the Prospectus.

By crediting the Restricted Notes to the Exchange Agent’s account at DTC using ATOP and by complying with the applicable ATOP procedures with respect to the Exchange Offer, the participant in DTC confirms on behalf of itself and the beneficial owners of such Restricted Notes all provisions of this Letter of Transmittal (including all representations of warranties) applicable to it and such beneficial owners as fully as if it had completed the information required herein and executed and transmitted this Letter of Transmittal to the Exchange Agent.

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The undersigned acknowledges that the Exchange Notes will be issued in full exchange for the Restricted Notes in the Exchange Offer, if consummated, and will be delivered in book-entry form by credit to the account of the applicable participant at DTC.

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INSTRUCTIONS TO LETTER OF TRANSMITTAL

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1. Procedures for Tendering; Beneficial Holders. Restricted Notes may be tendered in the Exchange Offer only through DTC’s ATOP system. If you are the beneficial owner of Restricted Notes that are held in the name of a broker, dealer, commercial bank, trust company, other financial institution or other nominee, and you wish to tender your Restricted Notes in the Exchange Offer, you should promptly contact the person in whose name your Restricted Notes are held and instruct that person to tender on your behalf.

2. Partial Tenders. Tenders of Restricted Notes will be accepted only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

3. No Conditional Tenders. No alternative, conditional, irregular or contingent tender or transmittal of this Letter of Transmittal will be accepted.

4. Validity of Tenders. All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Restricted Notes will be determined by the Company, which determination will be final and binding. The Company reserves the absolute right to reject any and all tenders of Restricted Notes not in proper form or the acceptance of which for exchange may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the absolute right to waive any conditions of the Exchange Offer or any defect or irregularity in the tender of Restricted Notes. The interpretation of the terms and conditions of the Exchange Offer (including this Letter of Transmittal and the instructions hereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Restricted Notes must be cured within such time as the Company shall determine. Neither the Company, nor the Exchange Agent, nor any other person shall be under any duty to give notification of defects or irregularities to holders of Restricted Notes or incur any liability for failure to give such notification. Tenders of Restricted Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Restricted Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived, or if Restricted Notes are submitted in principal amount greater than the principal amount of Restricted Notes being tendered, such unaccepted or non-exchanged Restricted Notes will be returned by the Exchange Agent to the tendering holders by credit to the DTC accounts of the applicable DTC participants, as soon as practicable following the Expiration Date.

5. Waiver of Conditions. The Company reserved the absolute right to waive any of the conditions in the Exchange Offer in the case of any tendered Restricted Notes.

6. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address and telephone number indicated herein. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.